Exhibit 99.1

8/12/2026

EquipmentShare Reports Second Quarter Financial Results

•Total revenue of $1,449 million for the second quarter and $4,952 million on a TTM(1) basis.
•Rental Segment(2) revenue of $908 million for the second quarter, an increase of 39% year over year, and on a TTM(1) basis $3,189 million, an increase of 37% year over year.
•Net income of $19 million for the second quarter and net income of $62 million on a TTM(1) basis.
•Adjusted Net Income(4) for the second quarter of $43 million and Adjusted Net Income(4) of $103 million on a TTM(1) basis.
•Adjusted Core EBITDA(3) of $531 million for the second quarter and $1,911 million on a TTM(1) basis.
•Mature rental locations(2)(6) adjusted EBITDA margins were 55% on a TTM(1) basis.
~~•~~430 locations(6) with 23 new locations opened during the second quarter.

Columbia, MO. - - (Globe Newswire) - - EquipmentShare.com Inc (Nasdaq: EQPT) (“EquipmentShare” or the “Company”) today reported financial results for the second quarter ended June 30, 2026 which can be found on EquipmentShare’s website at https://ir.equipmentshare.com/.
"We delivered another exceptional quarter, supported by strong customer demand, continued market share gains and disciplined execution across the business,” said Jabbok Schlacks, Founder and Chief Executive Officer of EquipmentShare. “Rental Segment revenue increased more than 39% year over year, while our mature rental locations continued to generate industry-leading margins that demonstrate the embedded earnings power of our expanding network. As customers undertake larger and more complex projects, they are increasingly consolidating spend with EquipmentShare because of our ability to combine equipment, technology and service through one integrated platform. Looking ahead, customer demand remains healthy, our mega-project pipeline continues to expand, and we remain confident in our outlook and see a meaningful opportunity for growth."
“We built T3 to run EquipmentShare, and increasingly our customers want to run more of their businesses on it,” said Willy Schlacks, Founder and President of EquipmentShare. “Customers that engage with T3 spend approximately six times more with us, and we are seeing the platform expand beyond rental into mixed fleet, service, logistics and broader enterprise workflows.”

Financial Summary

	Three Months Ended			Twelve Months Ended
($ in millions, except for operational locations)	June 30,			June 30,
	2026	2025	% change	2026	2025	% change
Total revenue	$1,449	$1,147	26%	$4,952	$4,195	18%
Equipment Rental and Services Operations	$908	$651	39%	$3,189	$2,327	37%
Equipment Sales	$483	$478	1%	$1,578	$1,804	(13)%
All Other	$58	$18	222%	$185	$64	189%
OWN Program Payouts	$234	$173	35%	$837	$569	47%
Net income	$19	$16	19%	$62	$22	182%
Adjusted Net Income(4)	$43	$16	169%	$103	$22	368%
Adjusted Core EBITDA(3)	$531	$395	34%	$1,911	$1,430	34%
New market start-up costs(5)	$60	$60	–%	$245	$229	7%
Operational locations(6)	430	348	24%	430	348	24%
Original Equipment Cost	$9,851	$7,360	34%	$9,851	$7,360	34%
________________
(1)TTM refers to the trailing twelve month period ended June 30, 2026. See “Trailing Twelve Month Financial Information” for additional information on TTM.
(2)Refers to the Equipment Rental and Services Operations segment.
(3)Adjusted Core EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.
(4)Adjusted Net Income (Loss) is a non-GAAP measure that excludes stock-based compensation expense related to equity awards granted to each of the Company’s Chief Executive Officer and President (the “IPO Founders Awards”). See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. For the three and twelve months ended June 30, 2026, stock-based compensation expense related to the IPO Founders Awards was $24 million and $41 million, respectively.
(5)New market start-up costs attributable to new locations open less than twelve months.
(6)Includes 391 full-service rental locations (172 growth and 219 mature), 30 building materials locations, and 9 dealerships as of June 30, 2026, and 324 full-service rental locations (173 growth and 151 mature), 16 building materials locations, and 8 dealerships as of June 30, 2025. Growth sites refers to full-service rental locations opened 24 months or less. Mature sites refers to full-service rental locations opened greater than 24 months.
(7)Reflects capital expenditures related to our rental equipment fleet, net of proceeds from the sale of rental equipment.
(8)See “Net Debt and Leverage Calculation” for additional information on our calculation of the net leverage ratio.
(9)The Company anticipates the total number of mature rental site locations within our Rental Segment to be 264 sites by the end of 2026, up from 186 for the year ended December 31, 2025.
(10)Includes $224 - $240 million of Sales Segment EBITDA.
(11)NM refers to “not meaningful”.

Second Quarter 2026 Results
•Rental Segment(2) revenue increased 39% to $908 million due to significant customer demand which drove continued expansion of the Company’s operational location footprint and an increase in the size of the Company’s managed fleet.
•Equipment sales (“Sales Segment”) revenue increased 1% to $483 million due to an $11 million increase in disciplined, selective placements into the OWN Program, partially offset by a decrease of $6 million in the sale of new and used equipment to contractors and other end users.
•Net income increased by $3 million to $19 million due to $30 million of higher operating income, partially offset by $27 million of higher income tax provision. Excluding stock-based compensation expense of $24 million related to the IPO Founders Awards, Adjusted Net Income increased in the second quarter by $27 million to $43 million and Adjusted Net Income increased by $81 million to $103 million on a TTM basis.
•Adjusted Core EBITDA increased $136 million to $531 million due to the continued expansion of our full-service rental location footprint and maturation of existing rental sites within the Rental Segment(2)(6). The Company believes the earnings power embedded in our branch network continues to increase as recently opened locations mature, which should support earnings growth and margin expansion over time.

•The Company opened 23 operational locations during the second quarter, including 20 full-service rental locations and 3 building material locations.
•The Company’s original equipment cost (“OEC”) under management increased $786 million in the second quarter to $9,851 million comprising of $4,235 million of EquipmentShare owned fleet, $5,533 million of OWN Program fleet, and $83 million of equipment on operating leases. In addition, the appraised value of the OWN Program fleet was $4,090 million as of June 30, 2026.
•Net rental equipment capex(7) for the second quarter was $321 million after gross purchases of rental equipment of $689 million, and was $856 million after gross purchases of rental equipment of $1,998 million for the TTM period.
•As of June 30, 2026, total available liquidity was $1,424 million, which included undrawn availability on the asset-based revolving credit facility of $980 million and cash and cash equivalents of $443 million. Liquidity was $2,763 million as adjusted for the impact of the bond issuance funded on July 1, 2026.
•Net leverage(8) decreased to 3.0x as of June 30, 2026, from 3.4x as of June 30, 2025.

2026 Outlook

	Year Ending
	December 31, 2026
($ in millions, except for full-service rental locations)	(Current Guidance)
	Low	High
OEC	$10,577	$11,627
Full-Service Rental Locations(9)	427	435
Total Revenue	$5,254	$5,682
Rental Segment(2) Revenue	$3,472	$3,748
OWN Program Payouts	$929	$985
Adjusted Core EBITDA(10)	$1,946	$2,058
Gross Rental Capex	$2,664	$2,886
Net Rental Capex	$980	$1,060
OWN Program % of OEC	55%	60%

We cannot provide a reconciliation between the expected non-GAAP measures and the most directly comparable GAAP measures for the period reflected above because certain significant information required for such reconciliation is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amounts of these items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Conference Call
EquipmentShare will hold a conference call discussing second quarter 2026 financial results tomorrow, Thursday, August 13, 2026 at 7:30 a.m. Central Time. The conference call will be available live via a webcast at ir.equipmentshare.com. Alternatively, the call will be accessible by dialing 585-542-9983 (local) or 833-461-5787 (toll-free). The passcode for both numbers is 290010130. A replay of the webcast will also be hosted on the EquipmentShare investor relations website.
About EquipmentShare
Founded in 2015 and headquartered in Columbia, Missouri, EquipmentShare is a nationwide construction technology and equipment solutions provider dedicated to transforming the construction industry through innovative tools, platforms and data-driven insights. By empowering contractors, builders and equipment owners with its proprietary technology, T3Ⓡ, EquipmentShare aims to drive productivity, efficiency and collaboration across the construction sector. With a comprehensive suite of solutions that includes a fleet management platform, telematics devices and a best-in-class equipment rental marketplace, EquipmentShare continues to lead the industry in building the future of construction. EquipmentShare is listed on the Nasdaq stock exchange under the stock symbol EQPT. For more information, visit https://www.equipmentshare.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” for purposes of United States federal and state securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology. These forward-looking statements, which include statements regarding EquipmentShare’s financial and operating performance, growth opportunities, customer demand, market share gains, profitability, and the OWN Program, are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond EquipmentShare’s control, including but not limited to, risks and uncertainties related to economic, market or business conditions, the construction equipment rental industry, our operational locations and the size of our managed fleet, the ability to execute on our expansion strategy, the T3 operating system, the OWN Program, and other risks and uncertainties. For a further list and description of such risks and uncertainties, please refer to EquipmentShare’s filings with the Securities and Exchange Commission available at www.sec.gov. All forward-looking statements, expressed or implied, included in this press release are made as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, EquipmentShare disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
REVENUES
Equipment rental and related services	$815	$577	$1,498	$1,072
Equipment sales	483	478	661	624
Equipment parts and supplies and services	88	70	165	128
Platform:
Telematics	34	10	65	20
Other	29	12	48	20
Total revenues	1,449	1,147	2,437	1,864

COST OF REVENUES
Direct operating costs	277	181	498	353
OWN Program payouts	234	173	451	328
Equipment sales	394	411	540	524
Platform expense	35	11	63	19
Depreciation and amortization	98	78	188	148
Total cost of revenues	1,038	854	1,740	1,372
Gross profit	411	293	697	492

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	317	229	603	439
Operating income	94	64	94	53

OTHER INCOME (EXPENSE)
Interest expense	(73)	(69)	(143)	(131)
Other income, net	12	8	20	14
Total other expense, net	(61)	(61)	(123)	(117)
INCOME (LOSS) BEFORE INCOME TAXES	33	3	(29)	(64)

Provision for (benefit from) income taxes	14	(13)	(19)	(32)

NET INCOME (LOSS)	$19	$16	$(10)	$(32)

Deemed dividends on perpetual preferred stock	(3)	(3)	(15)	(15)
Net income (loss) attributable to common shareholders	$16	$13	$(25)	$(47)

Weighted average common shares outstanding:
Basic	253	78	228	78
Diluted (Class A and Common Stock)	222	226	196	78
Diluted (Class B)	38	N/A	32	N/A
Earnings (loss) per common share:
Basic earnings (loss) per common share	$0.07	$0.17	$(0.11)	$(0.60)
Diluted earnings (loss) per common share (Class A and Common Stock)	$0.06	$0.06	$(0.11)	$(0.60)
Diluted earnings (loss) per common share (Class B)	$0.07	N/A	$(0.11)	N/A

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except par value)

	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$443	$306
Accounts receivable, net	971	748
Inventories	460	401
Prepaid costs	232	169
Other current assets	104	106
Total current assets	2,210	1,730
Rental equipment, net	3,286	2,834
Property and other fixed assets, net	590	504
Capitalized software, net	114	110
Right of use assets, operating	719	676
Investments in non-consolidated affiliates	63	59
Intangible assets, net	29	31
Other assets	100	43
Total assets	$7,111	$5,987

LIABILITIES, PERPETUAL PREFERRED STOCK, AND EQUITY
Accounts payable	$105	$95
Accrued liabilities	593	609
Manufacturer flooring plans payable	107	74
Current portion of long-term debt	2	4
Current portion of operating lease liabilities	79	69
Current portion of finance lease liabilities	19	19
Current portion of financing obligations	9	10
Total current liabilities	914	880
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	3,635	3,268
Operating lease liabilities, net of current portion	690	655
Finance lease liabilities, net of current portion	197	169
Financing obligations, net of current portion	71	83
Deferred tax liabilities, net	22	43
Other liabilities	—	1
Total liabilities	5,529	5,099

Perpetual preferred stock, net - $0.00000125 par value, 15 shares authorized, 14 and 14 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	370	360

Common stock - $0.00000125 par value, no shares authorized, issued and outstanding as of June 30, 2026, 273 shares authorized, 79 shares issued and outstanding at December 31, 2025	—	—
Class A common stock - $0.00000125 par value, 3,500 shares authorized, 215 shares issued and outstanding at June 30, 2026, no shares authorized, issued and outstanding as of December 31, 2025	—	—
Class B common stock - $0.00000125 par value, 200 shares authorized, 38 shares issued and outstanding at June 30, 2026, no shares authorized, issued and outstanding as of December 31, 2025	—	—
Convertible preferred stock, net - $0.00000125 par value, no shares authorized, issued and outstanding as of June 30, 2026, 149 shares authorized, 142 shares issued and outstanding at December 31, 2025	—	430
Treasury stock, at cost, 5 and 5 shares at June 30, 2026 and December 31, 2025, respectively	(7)	(7)
Additional paid-in-capital	1,266	105
Retained earnings (accumulated deficit)	(47)	—
Total equity	1,212	528
Total liabilities, perpetual preferred stock, and equity	$7,111	$5,987

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Six Months Ended
	June 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(10)	$(32)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	216	167
Amortization of debt issuance costs and original issue discounts	9	10
Allowance for credit losses and doubtful accounts	18	12
Change in operating lease cost	64	55
Stock-based compensation expense	45	2
Deferred taxes	(21)	(33)
Other	3	(4)
Change in operating assets and liabilities:
Accounts receivable	(222)	(117)
Inventories	(68)	(40)
Prepaid costs and other assets	(102)	(66)
Accounts payable and manufacturer flooring plans payable	6	(29)
Accrued liabilities	(17)	4
Operating lease liabilities	(63)	(56)
Net cash used in operating activities	(142)	(127)
INVESTING ACTIVITIES
Purchases of rental equipment	(1,017)	(799)
Proceeds from sale of rental equipment	483	500
Purchases of and deposits on property and other fixed assets	(163)	(116)
Proceeds from sale of property and other fixed assets	1	1
Investments in internally developed software	(17)	(20)
Purchases of investments in equity and debt securities	(15)	(15)
Proceeds from sale of investments in equity and debt securities	7	8
Acquisition of businesses, net of cash acquired	(9)	(9)
Net cash used in investing activities	(730)	(450)
FINANCING ACTIVITIES
Payments on long-term debt and finance leases	(984)	(318)
Proceeds from long-term debt, net	1,332	900
Payments on deferred financing costs	(1)	–
Payments on financing obligations	(3)	(16)
Proceeds on financing obligations	—	1
Dividends paid on perpetual preferred stock	(37)	(37)
Proceeds from issuance of class A common stock upon initial public offering, net of underwriting discount and commissions	706	—
Payments of equity issuance costs	(7)	—
Exercise of stock options	3	1
Net cash provided by financing activities	1,009	531
Net increase (decrease) in cash and cash equivalents	137	(46)
Cash and cash equivalents, beginning of period	306	407
Cash and cash equivalents, end of period	$443	$361

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest	$131	$126
Cash paid for taxes	2	1
NON-CASH ACTIVITIES:
Purchase of rental equipment remaining in accounts payable and manufacturer flooring plans	$51	$12
Purchase of property and other fixed assets remaining in accounts payable	6	8
Accretion of perpetual preferred stock to redemption value	10	14
Stock-based compensation for capitalized software development	1	—

Trailing Twelve Month Financial Information
This press release includes certain unaudited financial information for the trailing twelve months (“TTM”) ended June 30, 2026 and 2025, which is calculated as the six months ended June 30, 2026 and 2025, plus the year ended December 31, 2025 and 2024 less the six months ended June 30, 2025 and 2024. This presentation is not in accordance with generally accepted accounting principles (“GAAP”). However, the Company believes that this presentation provides useful information to investors regarding our recent financial performance, and management views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess our historical results. In addition, the Company uses TTM information to evaluate our financial performance for ongoing planning purposes.
Non-GAAP Financial Measures
This press release contains certain financial information that is not presented in accordance with GAAP. Non-GAAP financial measures should not be used as a substitute for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly-titled measures reported by other companies. Non-GAAP measures in this presentation include, but are not limited to, “EBITDA”, “Adjusted Earnings Per Share”, “Adjusted Net Income (Loss)”, “Core EBITDA”, and “Adjusted Core EBITDA”, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of the Company’s profitability, liquidity or performance under GAAP. Schedules that reconcile certain non-GAAP financial measures to a financial measure included in financial statements calculated and presented in accordance with GAAP are included in the below tables.
EBITDA, Adjusted Net Income (Loss), Adjusted Earnings Per Share, Core EBITDA, and Adjusted Core EBITDA
EBITDA is defined as net income before interest expense, income taxes, depreciation and amortization and non-cash stock compensation expense. The exclusion of these items and other similar items in our non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. The Company believes EBITDA is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Adjusted Net Income (Loss) is defined as net income (loss) adjusted to exclude stock-based compensation expense related to the IPO Founders Awards. The Company believes Adjusted Net Income (Loss) is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Adjusted Earnings Per Share (“Adjusted EPS”) is defined as Adjusted Net Income (Loss) less deemed dividends on perpetual preferred stock divided by adjusted fully diluted weighted average shares outstanding. The Company believes Adjusted EPS is meaningful to investors because it provides investors with a useful representation of our ongoing operations and performance.
Core EBITDA is defined as the sum of Equipment Rental and Services Operations Segment EBITDA and Equipment Sales Segment EBITDA. The Company believes Core EBITDA is meaningful to investors because it reflects the profitability of our two core segments.
Adjusted Core EBITDA is defined as Core EBITDA adjusted for new market start-up costs attributable to new locations less than twelve months old. The Company believes Adjusted Core EBITDA is meaningful to investors as it is the primary operating performance measure used by the Company to assess its core operating performance.
Adjusted Core EBITDA can also be calculated as EBITDA less amortization and non-cash stock compensation expense, other (income) expense, (gain) loss on sale of properties and other assets, and All Other Segment Adjusted EBITDA, plus the sum of OWN Program payouts, equipment and vehicle operating lease expense, loss (gain) on debt extinguishment, and new market start-up costs. Adjusted Core EBITDA reflects the Company’s underlying operating performance by excluding items unique to the Company’s organic growth and financing strategy such as

(i) OWN Program payouts and (ii) new market start-up costs. As a capital-light fleet growth model, the OWN Program enables third-party participants to own rental equipment deployed and managed by EquipmentShare. When the equipment rents, OWN Program participants receive a portion of the rental revenue generated by the equipment. When equipment is included in the OWN Program rather than purchased and owned or leased directly by the Company, depreciation and interest expense associated with that equipment are reduced, while OWN Program payouts are recorded as cost of revenues. This shift increases cost of revenues and decreases depreciation and interest expense. Excluding OWN Program payouts assists investors in evaluating the Company’s business and performance relative to industry peers as no other company uses a similar model.
New market start-up costs reflect the upfront investments required to support our continued geographic expansion. As the only large-scale equipment rental provider that is fully focused on organic growth, excluding new market start-up costs provides greater transparency with respect to the Company's financial condition and results of operation as it enhances comparability with industry peers.
These non-GAAP financial measures should be considered supplemental to and are not a substitute for financial information prepared in accordance with GAAP. Our use of the terms EBITDA and Adjusted Core EBITDA may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.

(See Accompanying Tables)

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Segment Information
($ in millions)

	Three Months Ended			Twelve Months Ended
	June 30,			June 30,
	2026	2025	% change	2026	2025	% change
Equipment Rental and Services Operations
Reportable segment revenue	$908	$651	39.5%	$3,189	$2,327	37.0%
Reportable segment Adjusted EBITDA	$389	$275	41.5%	$1,369	$945	44.9%
Reportable segment Adjusted EBITDA margin	42.8%	42.2%	1.4%	42.9%	40.6%	5.7%
Equipment Sales
Reportable segment revenue	$483	$478	1.0%	$1,578	$1,804	(12.5)%
Reportable segment Adjusted EBITDA	$82	$60	36.7%	$297	$256	16.0%
Reportable segment Adjusted EBITDA margin	17.0%	12.6%	34.9%	18.8%	14.2%	32.4%

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Equipment Sales Information
($ in millions)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Equipment sales to OWN Program participants(1)	$428	$417	$1,314	$1,580
Other equipment sales	55	61	264	224
Total revenues - equipment sales	$483	$478	$1,578	$1,804
Cost of equipment sold to OWN Program participants	346	360	1,029	1,341
Cost of other equipment sales	48	51	224	180
Total cost of revenues - equipment sales	$394	$411	$1,253	$1,521
(1)For the three months ended June 30, 2026 and 2025, equipment sales to OWN Program participants included net revenue of $32 million and $17 million, respectively, recognized on an agent basis, with overall transaction values of $195 million and $143 million, respectively. For the twelve months ended June 30, 2026 and 2025, equipment sales to OWN Program participants included net revenue of $115 million and $78 million, respectively, recognized on an agent basis, with overall transaction values of $743 million and $472 million, respectively.

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA, Core EBITDA, and Adjusted Core EBITDA GAAP Reconciliation
($ in millions)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Equipment Rental and Services Operations Segment Adjusted EBITDA	$389	$275	$1,369	$945
Equipment Sales Segment Adjusted EBITDA	82	60	297	256
Core EBITDA	471	335	1,666	1,201
Plus: New market start-up costs	60	60	245	229
Adjusted Core EBITDA	$531	$395	$1,911	$1,430

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$19	$16	$62	$22
Plus: Provision for (benefit from) income taxes	14	(13)	27	(13)
Plus: Depreciation and amortization expense	113	88	414	340
Plus: Interest expense	73	69	297	269
Plus: Non-cash stock compensation	26	1	47	4
EBITDA	245	161	847	622
Less: Non-cash stock compensation	—	(1)	(2)	(4)
Less: (Gain) loss on sale of properties and other assets	—	—	(1)	(5)
Less: Other (income) expense, net	(12)	(8)	(55)	(35)
Plus: OWN Program payouts	234	173	837	569
Plus: Equipment operating lease expense	5	5	26	44
Plus: Loss on debt extinguishment	—	—	8	—
Less: Non-Core EBITDA	(1)	5	6	10
Core EBITDA	471	335	1,666	1,201
Plus: New market start-up costs	60	60	245	229
Adjusted Core EBITDA	$531	$395	$1,911	$1,430

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Adjusted Net (Loss) Income and Adjusted EPS GAAP Reconciliation
($ in millions)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$19	$16	$62	$22
Plus: IPO Founders Awards Stock Compensation Expense	24	—	41	—
Adjusted Net Income	43	16	103	22
Less: Deemed dividends on perpetual preferred stock	(3)	(3)	(37)	(44)
Adjusted Net Income (Loss) used for calculation of adjusted EPS	$40	$13	$66	$(22)

Weighted-average common shares used in GAAP diluted net income per share(11)	222	226	NM	NM

Adjusted EPS (Class A and Common Stock)(11):
GAAP diluted earnings per common share	$0.06	$0.06	NM	NM
Total impact on diluted earnings per share from non-GAAP adjustments	$0.12	$—	NM	NM
Adjusted EPS	$0.18	$0.06	NM	NM

EQUIPMENTSHARE.COM INC AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
Net Debt and Leverage Calculation
($ in millions)

	Twelve Months Ended
	June 30,
	2026	2025
Long-term debt, net of current portion, original issue discounts, and debt issuance costs	$3,635	$3,136
Current portion of long-term debt	2	10
Finance lease liabilities, net of current portion (Equipment)	34	45
Current portion of finance lease liabilities (Equipment)	11	25
Financing obligations, net of current portion (Equipment)	18	24
Current portion of financing obligations (Equipment)	6	5
Cash and cash equivalents	(443)	(361)
Net debt	$3,263	$2,884
EBITDA	847	622
New market start-up costs	245	229
Net leverage ratio	3.0x	3.4x
Contact:
Rhett Butler
VP, Investor Relations
ir@equipmentshare.com
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